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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001 relating to the financial statements, which appears in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 24, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Phoenix, Arizona
May 24, 2001